EXHIBIT 1

Oi S.A.

CORPORATE TAXPAYERS’ REGISTRY (CNPJ/MF) No. 76.535.764/0001-43

BOARD OF TRADE (NIRE) No. 33 3 0029520-8

PUBLICLY-HELD COMPANY

MINUTES OF THE EXTRAODINARY SHAREHOLDERS’ MEETING

(Drawn up in summary form, pursuant to Article 130, paragraph 1 of Law No. 6,404/76)

1. Date, time, and place: The meeting was held on November 13, 2015, at 2:00 p.m., at Oi S.A. (“Company”) headquarters at Rua do Lavradio 71, Centro, in the City and State of Rio de Janeiro.

2. Agenda: (1) Amendment to the heading of article 5 of the Company’s Bylaws in order to reflect the new composition of the Company’s capital stock; (2) Election of alternate members to the Board of Directors of the Company, with corresponding terms of office.

3. Call Notice: Notice published in “Diário Oficial do Estado do Rio de Janeiro,” Part V, in the editions of October 14, 2015, page 4; October 15, 2015, page 6; and October 16, 2015, page 6; and in the newspaper “Valor Econômico,” National Edition, in the editions of October 14, 2015, page C3; October 15, 2015, page B5; and October 16, 2015, page B6, in accordance with Article 124, head provision and paragraph 1 of Law No. 6,404/76 (“Brazilian Corporation Law”).

3.1. Pursuant to the Brazilian Corporation Law and applicable CVM rules, all documents relating to the items to be deliberated during this Extraordinary Shareholders’ Meeting were made available to the shareholders of the Company through the CVM’s IPE System on the date of publication of the Call Notice.

4. Attendance: Shareholders representing approximately 78.58% of the Company’s voting capital and 26.27% of the Company’s non-voting preferred shares, equal to approximately 66.51% of the Company’s total capital stock, according to the records and signatures in the Shareholders’ Attendance Book. Also in attendance were José Mauro Mettrau Carneiro da Cunha (Chairman of the Board of Directors of the Company), Jason Santos Inácio (Executive Officer of the Company) and Maria Gabriela Campos da Silva Menezes (Corporate Legal Officer and attorney-in-fact of the Company), as well as Mr. Aparecido Carlos Correia Galdino, member of the

Company’s Fiscal Council, who made themselves available to the Company’s shareholders for clarification and information related to the matters discussed in the Meeting.

5. Board: Following verification of the legal quorum, and in accordance with the provisions of Article 16 of the Company’s Bylaws, the Meeting was opened. Rafael Padilha Calábria was elected as President of the Meeting, who indicated that Maria Gabriela Campos da Silva Menezes Côrtes serve as Secretary.

6. Resolutions: At the request of the President of the Meeting, the shareholders in attendance unanimously approved the transcription of the minutes of this Extraordinary General Shareholders’ Meeting in summary form, as well as its publication without the attending shareholders’ signatures, in accordance with Article 130 of the Brazilian Corporation Law and article 20 of the Company’s Bylaws. Also by unanimous vote, the reading of the matters included in the Agenda of this Meeting and of the related documents was dismissed. The President of the Meeting also informed the attending shareholders that the votes corresponding to the shares held by Bratel BV and Pharol SGPS S.A., which taken together exceed the 15% threshold of the Company’s voting capital, shall not be counted in accordance with article 72 of the Company’s Bylaws.

6.1. Shareholders representing more than 99.9% of valid votes, considering abstentions and dissenting votes and pursuant to article 72 of the Company’s Bylaws, approved the amendment to the heading of article 5 of the Company’s Bylaws, in order to reflect the changes in the composition of the Company’s share capital, resulting from the voluntary conversion of preferred shares into common shares of the Company, as approved during the Extraordinary General Shareholders’ Meeting held on September 1, 2015 and ratified by the board of Directors during its meeting held on October 8, 2015. With the changes approved, the heading of article 5 now reads, as proposed to the shareholders when the Meeting was called: “Article 5 - The subscribed capital stock, totally paid in, is R$21,438,374,154.00 (twenty one billion, four hundred thirty eight million, three hundred and seventy four thousand, one hundred and fifty four Brazilian reais), represented by 825,760,902 (eight hundred twenty five million, seven hundred and sixty thousand and nine hundred and two) shares, of which 668,033,661 (six hundred sixty eight million, thirty three thousand, six hundred and sixty one) are common shares and 157,727,241 (one hundred fifty seven million, seven hundred twenty seven thousand, two hundred and forty one) are preferred shares, all registered shares, with no par value.”.

6.2. Shareholders representing more than 99.9% of valid votes, considering abstentions and dissenting votes and pursuant to article 72 of the Company’s Bylaws, in accordance with the Management Proposal and Article 150 of the Brazilian Corporation

Law, approved and elected the following, as nominated by the Board of Directors during its meeting of September 18, 2015 due to vacant alternate board positions, to serve with corresponding terms of office, until the General Shareholders’ Meeting which will approve the financial statements for the year ended on December 31, 2017: Mr. Jorge Telmo Maria Freire Cardoso as alternate for Mr. Francisco Ravara Cary, and Mr. João Manuel Pisco de Castro as alternate for Mr. Luís Maria Viana Palha da Silva, thus ratifying the nominations made by the Board of Directors.

7. Dissenting Votes and Abstentions: The dissenting votes and abstentions of holders of ADSs representing ordinary shares, represented at the Meeting by The Bank of New York Mellon, were considered. The abstention of shareholder Fundação Petrobras de Seguridade Social – PETROS on item (ii) of the Agenda was also considered.

8. Closing: Nothing further to discuss, the meeting was closed for drafting these minutes, which were then read and approved by the required number of attending shareholders to approve the above resolutions. Signatures: Rafael Padilha Calábria – President of the Meeting; Maria Gabriela Campos da Silva Menezes Côrtes — Secretary; Shareholders: THE BANK OF NEW YORK ADR DEPARTMENT (p.p. Ralph Figueiredo de Azevedo); PHAROL, SGPS, S.A., BRATEL B.V. (p.p. Fernanda Cirne Montorfano); CAIXA DE PREVIDÊNCIA DOS FUNCIONÁRIOS DO BANCO DO BRASIL – PREVI (p.p. Marcos Paulo Félix da Silva); JEREISSATI TELECOM S.A., ANDRADE GUTIERREZ S.A. (p.p. Luciene Sherique Antaki); BNDES PARTICIPACOES S.A. – BNDESPAR (p.p. Anna Paula Bottrel Souza); NEON LIBERTY EMERGING MARKETS FUND LP, NEON LIBERTY LORIKEET MASTER FUND LP, NLCF FUND LP, BUREAU OF LABOR FUNDS - LABOR RETIREMENT FUND, VANGUARD TOTAL INTERNATIONAL STOCK INDEX FUND, A SERIES OF VANGUARD STAR FUNDS, FIDELITY SALEM STREET TRUST: SPARTAN EMERGING MARKETS INDEX FUND, GMO EMERGING MARKETS EQUITY FUND, A SUB FUND OF GMO FUNDS PLC, GMO TRUST ON BEHALF OF GMO EMERGING COUNTRIES FUND, JAPAN TRUSTEE SERVICES BANK, LTD. RE: STB DAIWA EMERGING EQUITY FUNDAMENTAL INDEX MOTHER FUND, SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX FUND, THE GMO EMERGING MARKETS FUND, VANGUARD EMERGING MARKETS STOCK INDEX FUND, VANGUARD FTSE ALL-WORLD EX-US INDEX FUND, A SERIES OF VANGUARD INTERNATIONAL EQUITY INDEX FUNDS, VANGUARD FUNDS PUBLIC LIMITED COMPANY, VANGUARD TOTAL WORLD STOCK INDEX FUND, A SERIES OF VANGUARD INTERNATIONAL EQUITY INDEX FUNDS, LEGAL AND GENERAL ASSURANCE (PENSIONS MANAGEMENT) LTD., LEGAL AND GENERAL ASSURANCE SOCIETY LIMITED, STICHTING

PGGM DEPOSITARY, NORGES BANK, CALIFORNIA PUBLIC EMPLOYEES RETIREMENT SYSTEM, MANAGED PENSION FUNDS LIMITED, MDPIM EMERGING MARKETS EQUITY POOL, RETAIL EMPLOYEES SUPERANNUATION PTY LIMITED, SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX ETF, STATE STREET BANK AND TRUST COMPANY INVESTMENT FUNDS FOR TAX EXEMPT RETIREMENT PLANS, TEACHER RETIREMENT SYSTEM OF TEXAS, THE MONETARY AUTHORITY OF SINGAPORE, THE TIFF KEYSTONE FUND, L.P., TIFF MULTI-ASSET FUND, THE ROCKEFELLER FOUNDATION, UPS GROUP TRUST, POWERSHARES FTSE RAFI EMERGING MARKETS PORTFOLIO, NATIONAL WESTMINSTER BANK PLC AS TRUSTEE OF LEGAL AND GENERAL GLOBAL EMERGING MARKETS INDEX FUND, NATIONAL WESTMINSTER BANK PLC AS TRUSTEE OF THE LEGAL & GENERAL INTERNATIONAL INDEX TRUST, UTAH STATE RETIREMENT SYSTEMS (p.p. Marina Karina Perugini); MARIA GABRIELA CAMPOS DA SILVA MENEZES CÔRTES; RAFAEL PADILHA CALÁBRIA; CLARISSE MELLO MACHADO SCHLIECKMANN; CARAVELAS FUNDO DE INVESTIMENTO DE AÇÕES, BTG PACTUAL MULTI AÇÕES, COMSHELL BTG PACTUAL, MBPREV I MULTIMERCADO FI, BTG PACTUAL NE FIA PREVIDENCIARIO EXCLUSIVO, (p.p. Carolina Meira d’Araujo Martins); FUNDAÇÃO DOS ECONOMIARIOS FEDERAIS – FUNCEF (p.p. Carolina Rabelo de Souza); FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL-PETROS (p.p. Rafael Leonardo de Almeida Costa).

This is a true copy of the original as recorded in the appropriate book.

Rio de Janeiro, November 13, 2015.

Maria Gabriela Campos da Silva Menezes Côrtes

Secretary